CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Ascend Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the
Registration Statement on Form S-1 of our report dated January 22, 2006, on the financial statements of Ascend Acquisition Corp. as of December 31, 2005 and for
the period from December 5, 2005 (date of inception) to December 31, 2005, which appears in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 3, 2006